UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 1, 2017

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 River Road, Flemington, NJ 08822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 837-9097

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017, H/Cell Energy Corporation (the “Company”) entered into employment agreements (the “Agreements”) with Andrew Hidalgo to serve as the Company’s President and Chief Executive Officer and Matthew Hidalgo to serve as Chief Financial Officer. The Agreements are effective as of the date that Messrs. Hidalgo and Hidalgo, either directly or indirectly (including through Turquino Equity LLC and any other entity affiliated with Messrs. Hidalgo and Hidalgo) is no longer entitled to receive compensation from The Pride Group (Qld) Pty Ltd., a wholly-owned subsidiary of the Company, or any other subsidiary, direct or indirect, of the Company.

The Agreements have a term of five years. Upon each one year anniversary, the Agreements will automatically renew for another five years from the anniversary date. The base salary under the Agreements is $156,000 and $156,000 per annum for Andrew Hidalgo and Matthew Hidalgo, respectively. In addition, Messrs. Hidalgo and Hidalgo are entitled to participate in any and all benefit plans, from time to time, in effect for the Company’s employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Employment agreement, dated September 1, 2017, by and between the Company and Andrew Hidalgo
10.02	Employment agreement, dated September 1, 2017, by and between the Company and Matthew Hidalgo

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: September 7, 2017	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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